As filed with the Securities and Exchange Commission on December 27, 2010
Registration No. 333-168870

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

PRE-EFFECTIVE
AMENDMENT NO. 2
TO
FORM F-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Highway Holdings Limited

(Exact name of registrant as specified in its charter)

British Virgin Islands	NA
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Suite 810, Level 8, Landmark North
39 Lung Sum Avenue
Sheung Shui
New Territories, Hong Kong
(852) 2344-4248

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Roland Kohl
Chief Executive Officer
Suite 810, Level 8, Landmark North
39 Lung Sum Avenue
Sheung Shui
New Territories, Hong Kong
telephone: (852) 2344-4248
fax: (852) 2343-4976
roland.kohl@highwayholdings.com

(Name, address, and telephone number of agent for service)

With a copy to:
Istvan Benko, Esq.
TroyGould PC
1801 Century Park East
Suite 1600
Los Angeles, California 90067
Telephone: (310) 553-4441
Facsimile: (310) 201-4746

Approximate date of commencement of proposed sale to the public:  From time to time, as determined by the registrant, after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)(4)	Proposed maximum aggregate offering price (1)	Amount of registration fee (2)
Common Shares, $0.01 par value per share (3)
Warrants to purchase Common Shares
Units
Total		$10,000,000.00	$713.00	*

*	Previously paid

(1)
The securities registered by this registration statement may be sold separately, together with other securities registered or as units consisting of a combination of securities registered hereunder.  As permitted by Rule 457(o) under the Securities Act of 1933 and General Instruction II.C to Form F-3 under the Securities Act of 1933, the number of securities of each class of securities registered hereunder is not specified.  There is being registered hereunder an indeterminate amount of Common Shares, warrants to purchase Common Shares and units of the registrant as may from time to time be issued at indeterminate prices.  The maximum offering price for each class of securities will be determined from time to time by the registrant in connection with the issuance of the securities registered by this registration statement.  In no event, however, will the maximum aggregate offering price of all securities issued under this registration statement exceed $10,000,000 or such lesser aggregate amount permitted under General Instruction I.B.5 to Form F-3 under the Securities Act of 1933.

(2)	The registration fee has been calculated in accordance with Rule 457(o) of the Securities Act of 1933.

(3)
Includes Common Shares that may be issued in primary offerings, upon the exercise of warrants registered by this registration statement, and in conjunction with units registered by this registration statement.

(4)
Pursuant to Rule 416 under the Securities Act of 1933, this registration statement also registers such indeterminate amounts of securities as may be issued upon conversion of, or in exchange for, the securities registered hereunder and such indeterminate number of Common Shares as may be issued from time to time upon conversion or exchange as a result of stock splits, stock dividends or similar transactions.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not a solicitation of any offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED _______, 2010

Prospectus

Highway Holdings Limited

$10,000,000

Common Shares
Warrants to Purchase Common Shares
Units

We may, from time to time, offer and sell up to $10,000,000 in the aggregate of:

•	our Common Shares, par value $0.01 per share;

•	warrants to purchase our Common Shares; and

•	any combination of the Common Shares and warrants as units.

We will provide the specific terms of these securities, including the price and the type and amount of securities to be offered and sold, in a supplement to this prospectus. You should read this prospectus and the prospectus supplement carefully before you invest.

We may offer and sell these securities directly to purchasers or through one or more underwriters, dealers and agents, and on a continuous or delayed basis.  If we sell securities through underwriters, dealers or agents, we will include their names and the fees, commissions and discounts that they will receive, as well as the net proceeds to us, in the prospectus supplement. This prospectus may not be used to sell our securities unless accompanied by the prospectus supplement.  The delivery of this prospectus together with a prospectus supplement relating to the offered securities shall not constitute an offer of any other securities covered by this prospectus.

Investing in our securities involves risks.  See “Risk Factors” on page 2 of this prospectus and in the applicable prospectus supplement for a discussion of the risks that you should consider before you invest in our securities.

Our Common Shares are traded on The NASDAQ Capital Market under the symbol “HIHO.”  As of the date of this prospectus, none of the other securities that we may offer by this prospectus is listed on a national securities exchange or quoted on an automated quotation system.  On December 23, 2010, the closing price for our Common Shares on The NASDAQ Capital Market was $3.45 per share.  As of December 23, 2010, the aggregate market value of our outstanding Common Shares held by non-affiliates, or our “public float,” was approximately $8,340,913, which was calculated based on 2,417,656 outstanding Common Shares held by non-affiliates and on a closing price per Common Share of $3.45 on December 23, 2010.  We have not sold any securities pursuant to General Instruction I.B.5 of Form F-3 during the 12 calendar months prior to and including the date of this prospectus.  After the date of this prospectus, we will not sell in primary offerings under General Instruction I.B.5 of Form F-3 securities having an aggregate market value, when added to the aggregate market value of securities sold by us in primary offerings under General Instruction I.B.5 of Form F-3 during the 12 calendar months immediately prior to and including the date of sale, of more than one-third of our public float.

Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is ______________, 2010.

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	1
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	1
THE COMPANY	3
RISK FACTORS	3
OFFER STATISTICS AND EXPECTED TIMETABLE	3
CAPITALIZATION AND INDEBTEDNESS	4
USE OF PROCEEDS	4
INTERESTS OF EXPERTS AND COUNSEL	4
MARKETS	4
OFFER AND LISTING DETAILS	5
THE SECURITIES THAT WE MAY OFFER	5
DESCRIPTION OF COMMON SHARES	6
DESCRIPTION OF WARRANTS	7
DESCRIPTION OF UNITS	8
PLAN OF DISTRIBUTION	8
DILUTION	10
EXPENSES OF ISSUANCE AND DISTRIBUTION	10
SHARE CAPITAL	10
ADDITIONAL INFORMATION	11
LEGAL MATTERS	11
EXPERTS	11
WHERE YOU CAN FIND MORE INFORMATION	11
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	12
SERVICE OF PROCESS AND ENFORCEMENT OF LIABILITIES	12

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or “SEC,” utilizing a “shelf” registration process. Under this shelf process, we may sell different types of the securities described in this prospectus in one or more offerings up to a total offering amount of $10,000,000.

The rules and regulations of the SEC allow us to omit from this prospectus certain information that is included in the registration statement.  For further information about us and our securities, you should review the registration statement and the exhibits filed with the registration statement.  In addition, the SEC allows us to incorporate by reference into this prospectus information in the reports and other documents that we file with the SEC, which means that we can disclose important information to you by referring you to those reports and other documents. The information incorporated by reference is considered to be part of this prospectus, and information that we later file with the SEC will automatically update and, where applicable, modify or supersede that information.  You may read the registration statement (including its exhibits) and the reports and other documents that we file with the SEC at the SEC’s website, www.sec.gov, or at the SEC’s Public Reference Room described below under the heading “Where You Can Find More Information.”

This prospectus provides you with a general description of the securities we may offer. Each time we offer securities under this shelf registration, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and the prospectus supplement together with the additional information described under the heading “Incorporation of Certain Information by Reference.”  To the extent that any information in the prospectus supplement is inconsistent with the information in this prospectus, the information in the prospectus supplement will modify or supersede this prospectus.

This prospectus and the related prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and the prospectus supplement is accurate as of any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct as of any date subsequent to the date of the document incorporated by reference, even though this prospectus and the prospectus supplement is delivered or securities are sold on a later date.

You should rely only on the information contained in this prospectus, in the prospectus supplement and in any document incorporated by reference into this prospectus. We have not authorized any salesperson, dealer or other person to provide you with information different from that contained in this prospectus, in the prospectus supplement or in any document incorporated by reference into this prospectus, and you are not entitled to rely upon any such different information.

References in this prospectus to “Highway Holdings,” the “Company,” “we,” “us” and “our” refer to Highway Holdings Limited and our subsidiaries.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated herein by reference contain forward-looking statements, and we anticipate that the related prospectus supplement will contain forward-looking statements. These statements relate to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results to be materially different from any future results expressed or implied by the forward-looking statements.  In some cases, you can identify forward-looking statements by the use of words such as “believe,” “anticipate,” “intend,” “plan,” “estimate,” “may,” “could,” “anticipate,” “predict,” or “expect” and similar expressions.  You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors that are, in many cases, beyond our control.  Forward-looking statements are not guarantees of future performance.  Actual events or results may differ materially from those discussed in the forward-looking statements as a result of various factors.  We do not undertake any obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise.

Factors that may cause actual events or results to differ from those discussed in the forward-looking statements include, without limitation, the availability of labor and the infrastructure we need for our operations, increases in costs of our raw materials, the effects of rapid technological changes and vigorous competition in the markets in which we operate, changes in competition and the pricing environment, general economic and business conditions, changes in technology affecting our manufacturing operations, fluctuations in currency exchange rates and other risks of operating internationally, and new governmental regulations, as well as the other risks described in the documents referred to above under “Risk Factors.”

THE COMPANY

Highway Holdings Limited is a holding company that was organized on July 20, 1990 as a limited liability International Business Company under the laws of the British Virgin Islands.  We are primarily a fully integrated manufacturer of high quality metal, plastic, electric and electronic components, subassemblies and finished products for major Japanese, German and United States original equipment manufacturers and contract manufacturers.  We currently operate through five controlled subsidiaries: Hi-Lite Camera Company Limited; Kayser Limited; Nissin Precision Metal Manufacturing Limited; Golden Bright Plastic Manufacturing Company Limited; and Kayser Wuxi Precision Metal Manufacturing Limited.

All of our manufacturing activities currently are conducted at two locations in China.  Our principal and oldest factory complex is located in Long Hua, Shenzhen, China.  Our Kayser (Wuxi) Metal Precision Manufacturing Limited subsidiary in Wuxi, China, manufactures metal tools and parts for the internal Chinese market.

Our corporate administrative matters in the British Virgin Islands are conducted through our registered agent: HWR Services Limited, P.O. Box 71, Craigmuir Chambers, Road Town, Tortola, British Virgin Islands.  Our administrative offices for our subsidiaries are located in Hong Kong at Suite No. 810, Level 8, Landmark North, Sheung Shui, New Territories, Hong Kong and our telephone number there is (852) 2344-4248.

RISK FACTORS

Investing in our securities involves risks.  Before you decide whether to purchase any of our securities, in addition to the other information in this prospectus and the related prospectus supplement, you should carefully consider the risks described under the heading “Risk Factors” in our Annual Report on Form 20-F for the fiscal year ended March 31, 2010, which is incorporated by reference into this prospectus, as the same may be updated from time to time by our future filings with the SEC.  You should also carefully consider any additional risks that are described in the prospectus supplement related to the offering of our securities.  If one or more of these risks materializes, our business, financial condition and results of operations may be adversely affected.  In that event, the value of our securities could decline.

OFFER STATISTICS AND EXPECTED TIMETABLE

We may offer Common Shares, warrants to purchase Common Shares, and units consisting of a combination of any of these securities in one or more offerings up to a total offering amount of $10,000,000, provided that we will not sell in primary offerings under General Instruction I.B.5 of Form F-3 securities having an aggregate market value, when added to the aggregate market value of securities sold by us in primary offerings under General Instruction I.B.5 of Form F-3 during the 12 calendar months immediately prior to and including the date of sale, of more than one-third of our public float.  The securities offered under this prospectus may be offered separately or together, and in amounts, at prices and on terms to be determined at the time of sale. Our Common Shares, warrants and units that we may offer collectively referred to in this prospectus as the “securities.”

CAPITALIZATION AND INDEBTEDNESS

The following table sets forth, as of June 30, 2010, our capitalization and indebtedness (unaudited) on an actual basis.  You should read this table in conjunction with our consolidated financial statements and the related notes included in our Annual Report on Form 20-F for the year ended March 31, 2010, which is incorporated by reference herein.

	As of June 30, 2010 (in thousands, except share and per share data)
	US$	Hong Kong $(1)
DEBT:
Total Debt	-	-

EQUITY:
Common Shares, $.01 par: Authorized – 20,000,000 shares; issued and outstanding 3,741,874	37	288
Additional paid in capital	11,243	87,471
Retained Profits	505	3,929
Accumulated other comprehensive loss	(13)	(101)
Total Highway Holdings shareholders’ equity	11,772	91,587
Noncontrolling interest	(64)	(498)
Total Equity	11,708	91,088
Total Capitalization	11,708	91,088

(1)           Amounts in Hong Kong dollars have been translated into United States dollars (“US$”) at the applicable rate of US$1.00 = 7.78 Hong Kong dollar as quoted by Bloomberg Finance L.P. as of June 30, 2010.  No representation is made that the Hong Kong dollar amounts could have been, or could be, converted into US$ at that rate, or at all.

USE OF PROCEEDS

Unless otherwise indicated in an accompanying prospectus supplement, the net proceeds from the sale of the securities offered hereby will be used for general corporate purposes, which may include working capital, capital expenditures, development costs, strategic investments and possible acquisitions. We have not allocated any portion of the net proceeds for any particular use at this time. The net proceeds may be invested temporarily until they are used for their stated purpose. Specific information concerning the use of proceeds from the sale of any securities will be included in the prospectus supplement relating to such securities.

INTERESTS OF EXPERTS AND COUNSEL

No named expert of or counselor to us was employed on a contingent basis, or owns an amount of our Common Shares (or shares of our subsidiaries) that is material to that person, or has a material, direct or indirect economic interest in us or that depends of the success of the offering.

MARKETS

Our Common Shares are traded on The NASDAQ Capital Market under the symbol “HIHO” and are not listed for trading in any trading market outside the United States.  On December 23, 2010, the last reported sale price of our Common Shares on The NASDAQ Capital Market was $3.45 per share.  As of December 23, 2010, there were 47 holders of record of our Common Shares.  However, we believe that there are a significantly greater number of “street name” shareholders of the Common Shares.

If we issue securities pursuant to this prospectus we may seek listing of the additional issued Common Shares, or Common Shares underlying the other securities that may be offered under this prospectus, or such other securities themselves on The NASDAQ Capital Market.  Such determination will be made by our Board of Directors at the time of offering.  There is no assurance that approval for any such listing would be granted.

OFFER AND LISTING DETAILS

The offering price of the securities covered by this prospectus and the exercise price of our warrants, as the case may be, will be established by our Board of Directors at the time we make an offering pursuant to this prospectus.  We will provide these specific terms of these securities, including the price and the type and amount of securities to be offered and sold, in a supplement to this prospectus.

The following table sets forth the high and low closing sale prices of our Common Shares as reported by The NASDAQ Capital Market during each of the current fiscal year.

Quarter Ended	High	Low
September 30, 2010	$2.36	$1.80
June 30, 2010	$3.26	$1.75

The following table sets forth the high and low closing sale prices of our Common Shares as reported by The NASDAQ Capital Market during each of the most recent six months.

Month Ended	High	Low
November 30, 2010	$4.17	$2.62
October 31, 2010	$2.95	$1.95
September 30, 2010	$2.36	$1.95
August 31, 2010	$2.18	$1.89
July 31, 2010	$1.99	$1.80
June 30, 2010	$2.49	$1.75

Information regarding the historical price of our Common Shares is provided under the heading “Offer and Listing Details” in our Annual Report on Form 20-F for the fiscal year ended March 31, 2010, which is incorporated by reference into this prospectus.

The securities covered by this prospectus have been registered under the Securities Act of 1933, as amended, and, accordingly, the certificates on instruments evidencing these securities will not bear a legend and will not be subject to restrictions on transferability. A description of the securities that may be issued pursuant to this prospectus is contained below in this prospectus.

THE SECURITIES THAT WE MAY OFFER

We, directly or through underwriters, dealers or agents designated by us from time to time, may offer and sell, together or separately:

•	our Common Shares, par value $0.01 per share;

•	warrants to purchase our Common Shares; and

•	any combination of Common Shares and warrants as units.

We have summarized below the material terms of the various types of securities that we may offer.  We will describe in the applicable prospectus supplement the detailed terms of the securities offered by that supplement.  If indicated in the prospectus supplement, the terms of the offered securities may differ from the terms summarized below.

DESCRIPTION OF COMMON SHARES

The following is a summary of the material provisions of our Common Shares.  The applicable prospectus supplement will describe, to the extent applicable:

•	the number of Common Shares we are offering;

•	the purchase price per share;

•	whether the Common Shares are or may be materially limited or qualified by the rights evidenced by any other class of securities or by the provisions of any contract or other document; and

•	any other material terms of the offering.

Our Articles of Association only authorize registered shares and no bearer shares are being offered.  Our Articles of Association provide that our Common Shares may be transferred subject to the compliance, to the extent applicable, with the securities laws of the Unites States, the states thereof or any other jurisdiction.  Additional restrictions on the free transferability of the Common Shares, if any, will be described in the applicable prospectus supplement.

Our authorized share capital is $200,000 divided into 20,000,000 Common Shares with par value of $0.01 each.  As of December 23, 2010, there were 3,741,874 Common Shares, outstanding, all of which were fully paid.  Our outstanding capital is described in greater detail under “Share Capital” on page 10 of this prospectus.

Holders of our Common Shares are entitled to one vote for each whole share on all matters to be voted upon by members, including the election of directors.  Holders of our Common Shares do not have cumulative voting rights in the election of directors.  All of our Common Shares are equal to each other with respect to liquidation and dividend rights.  Holders of our Common Shares are entitled to receive dividends if and when declared by our Board of Directors out of surplus in accordance with British Virgin Islands law. In the event of our liquidation, all assets available for distribution to the holders of our Common Shares are distributable among them according to their respective holdings.  Holders of our Common Shares have no preemptive rights to purchase any additional, unissued Common Shares.

Our authorized and unissued Common Shares are at the disposal of our Board of Directors, who may offer, allot, grant options over or otherwise dispose of shares to such persons, at such times and upon such terms and conditions as the Board of Directors may determine, without additional shareholder approval.

We may purchase, redeem or otherwise acquire and hold our own shares out of surplus or in exchange for newly issued shares of equal value.  However, no purchase, redemption or other acquisition shall be made unless, immediately after the purchase, redemption or other acquisition we will be able to satisfy our liabilities as they become due in the ordinary course of business, and we will not be insolvent.

Further information regarding our Memorandum and Articles of Association, which govern the rights of the holders of our Common Shares, is included under the heading “Memorandum and Articles of Association” in our Annual Report on Form 20-F for the year ended March 31, 2010, which is incorporated by reference into this prospectus.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Shares is Computershare, and can be contacted by telephone at (818) 254-3166.

DESCRIPTION OF WARRANTS

We may offer warrants to purchase our Common Shares.  If the warrants are issued pursuant to warrant agreements, we will so specify in the prospectus supplement relating to the warrants.

The following description will apply to the warrants offered by this prospectus unless we provide otherwise in the prospectus supplement. The prospectus supplement for a particular series of warrants may specify different or additional terms.  The forms of any warrant certificates or warrant agreements evidencing the warrants that we issue will be filed with the SEC and incorporated by reference into this prospectus, and you should carefully review such documents.

The prospectus supplement will describe the following terms of warrants to purchase our Common Shares, to the extent applicable:

•	the title of the warrants;

•	the price at which the warrants will be issued and the exercise price of the warrants;

•	the aggregate number of warrants offered;

•	the number of our Common Shares that may be purchased upon the exercise of each warrant;

•	the terms of any right by us to redeem the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which this right will expire;

•	the procedures for exercising the warrants;

•	the terms on which the warrants may be amended;

•
with respect to warrants to purchase shares of our Common Shares, the terms of any adjustments in the warrant exercise price and the number of shares of our Common Shares purchasable upon the exercise of each warrant to be made in certain events, including the issuance of a stock dividend to holders of our Common Shares or a stock split, reverse stock split, combination, subdivision or reclassification of our Common Shares;

•	the effect on the warrants of our merger or consolidation with another entity or our sale of all or substantially all of our assets;

•	the maximum or minimum number of warrants which may be exercised at any time; and

•	the material United States income tax consequences applicable to the warrants and their exercise.

Holders of warrants to purchase shares of our Common Shares will not be entitled, by virtue of being such warrant holders, to vote, consent, receive dividends, receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter, or to exercise any rights whatsoever as stockholders.

Warrants may be exercised at any time up to the close of business on the expiration date set forth in the prospectus supplement relating to the warrants offered thereby.  After the close of business on the expiration date, unexercised warrants will become void.  Upon our receipt of the exercise price of the warrants upon the due exercise of the warrants, we will, as soon as practicable, forward the securities purchasable upon exercise.  If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

We currently do not have any warrants to purchase Common Shares outstanding.

DESCRIPTION OF UNITS

We may offer units that consist of a combination of the Common Shares and warrants described in this prospectus.  For example, we may elect to issue units for a specified price per unit, with each unit consisting of one of our Common Shares and one warrant to purchase one additional Common Share at a specified price.  The holder of a unit also will hold each security that is included in the unit.

We have provided in the preceding sections of this prospectus a general description of our Common Shares and warrants that we may offer.  If we elect to offer units, we will describe the specific terms of the units in a supplement to this prospectus.  Among other things, the prospectus supplement will describe, to the extent applicable:

•	the price of each unit;

•	the securities comprising each unit;

•	the aggregate number of units offered;

•	any transfer restrictions on the units, including whether the securities comprising the units may be transferred separately;

•	the terms on which the units or warrants forming part of the units, may be amended;

•	with respect to any warrants forming part of the units, the other matters listed above under “Description of Warrants”; and

•	the material United States income tax consequences applicable to the units.

PLAN OF DISTRIBUTION

We may sell the securities through underwriters or dealers, agents, directly to one or more purchasers, or through a combination of these methods of sale. We will set forth in the applicable prospectus supplement:

•	the terms of the offering of the securities;

•	the names of any underwriters, dealers or agents involved in the sale of the securities;

•	the principal amount or number of securities any underwriters will subscribe for;

•	any delayed delivery arrangements;

•
any applicable underwriting commissions or discounts or other items constituting underwriter’s compensation, including the percentage such commissions represents of the total amount of the offering and the amount of discounts or commissions per share;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers;

•	any commissions paid to agents; and

•	any securities exchange on which the securities may be listed.

The securities offered by us may be sold from time to time in one or more transactions at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, varying prices determined at the time of sale, or negotiated prices.

We may solicit directly offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time.

If we utilize one or more dealers in the sale of the securities being offered by this prospectus, we will sell the securities to the dealers, as principal. The dealers may then resell the securities to the public at varying prices to be determined by the dealers at the time of resale.

If we utilize one or more underwriters in the sale of the securities being offered by this prospectus, we may execute an underwriting agreement with the underwriters at the time of sale and we will provide the name of any underwriters in the prospectus supplement which the managing underwriters will use to make resales of the securities to the public.  The underwriters may agree to purchase the securities from us either on a firm-commitment or best efforts basis.  In connection with the sale of the securities, we, or the purchasers of securities for whom the underwriters may act as agents, may compensate the underwriters in the form of underwriting discounts or commissions. The underwriters may sell the securities to or through dealers, and the underwriters may compensate those dealers in the form of discounts, concessions or commissions.

With respect to underwritten public offerings, negotiated transactions and block trades, we will describe in the applicable prospectus supplement any compensation we pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions.  We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments they may be required to make in respect thereof.

If we grant warrants as compensation to a dealer, agent or underwriter in connection with any particular offering, the warrants issued as compensation will be substantially on the same terms as the warrants offered to investors in such offering, except that the warrants issued as compensation will comply with FINRA Rule 2710(g)(1) in that for a period of six months after the issuance date of those warrants (which shall not be earlier than the closing date of the offering pursuant to which the warrants issued as compensation are being issued), neither the warrants issued as compensation nor any warrant shares issued upon exercise of those warrants shall be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days immediately following the date of effectiveness or commencement of sales of the offering pursuant to which the warrants issued as compensation are being issued, subject to certain exceptions.

To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities.  These transactions may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them.  In such circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option.  In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions.  The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market.  These transactions may be discontinued at any time.

The underwriters, dealers and agents may engage in other transactions with us, or perform other services for us, in the ordinary course of their business.

Unless otherwise set forth in any applicable prospectus supplements, there are no major shareholders, officers, directors or members of our management, supervisory or administrative bodies that intend to subscribe to the securities covered hereby, there are no groups of targeted potential investors to whom the securities offered hereby will be made, and none of the securities covered hereby have been reserved for allocation to any group of targeted investors.

This prospectus does not cover the resale of securities by selling security holders.

DILUTION

The specific transaction or terms upon which securities covered by this prospectus may be issued is not known at this time.  Each time we sell securities under this prospectus, we will provide a prospectus supplement that will contain certain specific information about the terms of that offering.  In the event that there is substantial disparity between the public offering price of the securities to be issued and the effective cost to directors or senior management or affiliated persons of equity securities acquired by them during the last five years, or which they have the right to acquire, a comparison of the public contribution in the proposed public offering and the effective cash contributions of such persons, as well as the amount and percentage of immediate dilution resulting from the offering, will be contained in the prospectus supplement.  We will also disclose the amount and percentage of immediate dilution resulting from the offering, computed as the difference between the offering price per share and the net book value per share for the equivalent class of security, as of the latest balance sheet date.

EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the estimated costs and expenses payable by us in connection with the registration of the securities being registered hereunder, other than any underwriting discounts and commission and expenses reimbursed by us.  All of the amounts shown are estimates, except for the SEC Registration Fee.

Description	Amount
SEC Registration Fee	$713.00
Legal Fees and Expenses	$25,000.00
Accounting Fees and Expenses	$60,000.00
Printing and Filing Expenses	$3,000.00
Transfer Agent and Registrar	$1,000.00
Miscellaneous	$1,000.00

TOTAL	$90,713.00

SHARE CAPITAL

Our authorized capital consists of 20,000,000 Common Shares, $0.01 par value per share.  As of March 31, 2010 and December 23, 2010, there were 3,779,674 and 3,741,874 Common Shares, respectively, outstanding, all of which were fully paid.  The number of shares outstanding as of December 23, 2010 decreased from the amount of shares outstanding as of March 31, 2010 as a result of the Company’s retirement of 37,800 treasury shares in April 2010.  Other than as disclosed elsewhere in this Registration Statement or in our Annual Report on Form 20-F for the fiscal year ended March 31, 2010, which is incorporated by reference into this prospectus, there have been no events in the last three years, which have changed the amount, the number of classes, or voting rights, of our issued capital.

The number of shares outstanding could increase by the shares issued upon the exercise of currently issued and outstanding options.  We have adopted the 1996 Stock Option Plan that covered 600,000 Common Shares, and the 2010 Stock Option and Restricted Stock Plan that currently covers 600,000 Common Shares.  We no longer grant shares under the 1996 Stock Option Plan.  However, as of March 31, 2010, options granted under the 1996 Stock Option Plan to purchase a total of 197,500 Common Shares were still outstanding. Both stock option plans provide for the grant of options to purchase Common Shares to our employees, officers, directors and consultants.  The 2010 Stock Option and Restricted Stock Plan is administered by the Compensation Committee appointed by our Board of Directors, which determines the terms of the options granted, including the exercise price, the number of Common Shares subject to the option and the option’s exercisability.    The weighted-average exercise price of all outstanding options to purchase our Common Shares on March 31, 2010 was $3.32 per share.

As of the date of this prospectus, no warrants were outstanding.

ADDITIONAL INFORMATION

Information required by Item 10.B. through 10.I. of Form F-20 is included in our Annual Report on Form 20-F for the year ended March 31, 2010, which is incorporated by reference into this prospectus.

LEGAL MATTERS

Harney Westwood & Riegels will review the validity of the issuance of the securities sold pursuant to this prospectus and the enforceability of the securities.  An opinion as to such validity and enforceability, given on the authority of such firm as experts in the law of the British Virgin Islands, is included with the registration statement of which this prospectus is a part.  Harney Westwood & Riegels is located at Craigmuir Chambers, PO Box 71 Road Town, Tortola British Virgin Islands.

EXPERTS

The audited consolidated financial statements and financial schedule appearing for the fiscal year ended March 31, 2010 in our 2010 Annual Report on Form 20-F, and incorporated by reference in this prospectus, have been audited by AGCA, Inc., an independent registered public accounting firm, as set forth in its report thereon. The consolidated financial statements as of March 31, 2009 and for each of the two years prior to the period ended March 31, 2009, incorporated in this prospectus by reference from the Annual Report on Form 20-F for the year ended March 31, 2010, have been audited by Deloitte Touche Tohmatsu, an independent registered public accounting firm, as stated in their report which is incorporated herein by reference.  Such consolidated financial statements have been so incorporated in reliance upon such reports of such firms given upon their authority as experts in accounting and auditing.  The offices of Deloitte Touche Tohmatsu are located at 35/F, One Pacific Place, 88 Queensway Admiralty, Hong Kong. The offices of AGCA, Inc. are located at 411 E. Huntington Drive, Suite 308, Arcadia, CA 91006.

WHERE YOU CAN FIND MORE INFORMATION

Our SEC filings are available to the public over the Internet at the SEC’s web site at www.sec.gov. You may also read and copy any document we file at the SEC’s public reference room located at 100 F Street, N.E., Washington D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room and copy charges. Also, using our website, http://www.highwayholdings.com, you can access electronic copies of documents we file with the SEC, including the registration statement of which this prospectus is a part, our Annual Reports on Form 20-F and our current reports on Form 6-K, and any amendments to those reports. Information on our website is not incorporated by reference in this prospectus. You may also request a copy of those filings, excluding exhibits, at no cost by writing, emailing or telephoning our principal executive office, which is Suite 810, Level 8, Landmark North 39 Lung Sum Avenue, Sheung Shui New Territories, Hong Kong, telephone: (852) 2344-4248.

We have filed with the SEC a registration statement under the Securities Act of 1933, as amended, that registers the distribution of these securities. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. You can get a copy of the registration statement, at prescribed rates, from the SEC at the address listed above.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference documents we file with the SEC, which means that we can disclose information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and certain later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the following documents:

•	our Annual Report on Form 20-F for the year ended March 31, 2010;

•	the description of our Common Shares contained in our Registration Statement on Form 8-A, and any amendment or report subsequently filed for the purpose of updating such description.

All annual reports we file with the SEC pursuant to the Securities Exchange Act of 1934, as amended, on Form 20-F after the date of this prospectus and prior to the termination of the offering shall be deemed to be incorporated by reference into this prospectus and to be part hereof from the date of filing of such documents. We may incorporate by reference any Form 6-K subsequently submitted to the SEC by identifying in such Form 6-K that it is being incorporated by reference into this prospectus.

We shall undertake to provide without charge to each person to whom a copy of this prospectus has been delivered, upon the written or oral request of any such person to us, a copy of any or all of the documents referred to above that have been or may be incorporated into this prospectus by reference, including exhibits to such documents, unless such exhibits are specifically incorporated by reference to such documents. Requests for such copies should be directed to Suite 810, Level 8, Landmark North 39 Lung Sum Avenue, Sheung Shui New Territories, Hong Kong, Attn: Secretary, telephone: (852) 2344-4248.

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. This prospectus is an offer to sell or to buy only the securities referred to in this prospectus, and only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus or any prospectus supplement is current only as of the date on the front page of those documents. Also, you should not assume that there has been no change in our affairs since the date of this prospectus or any applicable prospectus supplement.

As a foreign private issuer, we are exempt from the rules under the Exchange Act that prescribe the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. We are not currently required under the Exchange Act of 1934 to publish financial statements as frequently or as promptly as are United States companies subject to the Exchange Act of 1934. We will, however, continue to furnish our shareholders with annual reports containing audited financial statements and will issue quarterly press releases containing unaudited results of operations as well as such other reports as may from time to time be authorized by our Board of Directors or as may be otherwise required.

SERVICE OF PROCESS AND ENFORCEMENT OF LIABILITIES

We are organized in the British Virgin Islands to take advantage of certain benefits associated with being an exempted British Virgin Islands company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of exchange control or currency restrictions, and the availability of professional and support services.

However, certain disadvantages accompany organization in the British Virgin Islands. The British Virgin Islands has a less developed body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors; and British Virgin Islands companies do not have standing to sue before the federal courts of the United States.

It may be difficult for investors in the securities to effect service of process within the United States upon us or to enforce against it, in courts outside the United States, judgments of courts of the United States predicated upon civil liabilities under the U.S. federal securities or other laws. Furthermore, because all of our assets and all of our directors and officers are located outside the United States, any judgment obtained in the United States against us or any of our directors and officers may not be collectible within the United States.

In addition, our Articles of Association provides that any differences between us and our members or their legal representatives relating to the intent, construction, incidences or consequences of our Articles of Association or the British Virgin Islands International Business Companies Act, including any breach or alleged breach of our Articles of Association or the International Business Companies Act, or relating to our affairs shall be resolved by arbitration before two arbitrators (unless the parties agree to arbitrate before one arbitrator), who shall jointly appoint an umpire.

There is doubt as to the enforceability of civil liabilities under the Securities Act of 1933 and the Exchange Act of 1934 in original actions instituted in the Peoples Republic of China (PRC), where the majority of our operations are located.  PRC courts may refuse to hear a claim based on a violation of U.S. securities laws including because the PRC is not the most appropriate forum to bring such a claim.  In addition, even if a PRC court agrees to hear a claim, it may determine that PRC law, and not U.S. law, is applicable to the claim.  If U.S. law is found to be applicable, the content of applicable U.S. law may have to be proved in court as a fact, which can be a time-consuming and costly process. Certain matters of procedure will also be governed by PRC law. There is little binding case law in PRC addressing the matters described above.  Many of the same doubts apply to similar suits that may be brought in the British Virgin Islands, and as to the enforceability of any judgment rendered by a court in the British Virgin Islands. Moreover, we have no assets in the British Virgin Islands that may be used to satisfy a judgment rendered by a court located there.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

COMMON SHARES

 WARRANTS TO PURCHASE COMMON SHARES

UNITS

PROSPECTUS

___________, 2010

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 8. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our Memorandum and Articles of Association include provisions for the protection of directors and officers. Articles 102 through 107 of the Articles of Association state:

102.         Subject to the limitations hereinafter provided the Company may indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings any person who

(a)           is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director, an officer or a liquidator of the Company; or

(b)           is or was, at the request of the Company, serving as a director, officer or liquidator of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise.

103.         The Company may only indemnify a person if the person acted honestly and in good faith with a view to the best interests of the Company and, in the case of criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful.

104.         The decision of the directors as to whether the person acted honestly and in good faith and with a view to the best interests of the Company and as to whether the person had no reasonable cause to believe that his conduct was unlawful, is, in the absence of fraud, sufficient for the purposes of these Articles, unless a question of law is involved.

105.         The termination of any proceedings by any judgment, order, settlement, conviction or the entering of a nolle prosequi does not, by itself, create a presumption that the person did not act honestly and in good faith and with a view to the best interests of the Company or that the person had reasonable cause to believe that his conduct was unlawful.

106.         If a person to be indemnified has been successful in defense of any proceedings referred to above the person is entitled to be indemnified against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred by the person in connection with the proceedings.

107.         The Company may purchase and maintain insurance in relation to any person who is or was a director, an officer or a liquidator of the Company, or who at the request of the Company is or was serving as a director, an officer or a liquidator of, or in any capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise, against any liability asserted against the person and incurred by the person in that capacity, whether or not the Company has or would have had the power to indemnify the person against the liability as provided in these Articles.

ITEM 9. EXHIBITS.

The following exhibits are filed as part of this registration statement:

EXHIBIT INDEX

Exhibit Number	Document Description

4.1	Memorandum and Articles of Association, as amended, of Highway Holdings Limited, as amended.(1)

4.2	Amendment to Memorandum and Articles of Association, as filed on January 20, 2003.(2)

4.3	Form of Amendment to Articles of Association.(3)

4.4	Form of Warrant Agreement for Common Shares, including form of Warrant.**

5.1	Opinion of Harney Westwood & Riegels.*

23.1	Consent of AGCA, Inc.*

23.2	Consent of Deloitte Touche Tohmatsu.*

23.3	Legal Experts (included in Exhibit 5.1).*

24.1	Power of Attorney (included in Part II of this Registration Statement).(4)

(1)	Incorporated by reference to Exhibit 1.1 of registrant’s Form 20-F for the year ended March 31, 2001.
(2)	Incorporated by reference to Exhibit 1.2 of registrant’s Form 20-F for the year ended March 31, 2002.
(3)	Incorporated by reference to Exhibit 1.3 of registrant’s Form 20-F for the year ended March 31, 2006.
(4)	Previously filed as an exhibit to this Registration Statement.

*    Filed with this registration statement.
** To be filed, if applicable, subsequent to the effectiveness of this registration statement (1) by an amendment to this registration statement or (2) as an exhibit to a Report on Form 6-K and incorporated herein by reference.

ITEM 10. UNDERTAKINGS.

Item 10.                Undertakings

The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)           To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)          To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)         To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           To file a post effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(5)           That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)           Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)          Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)           That, for the purpose of determining liability of a registrant under the Securities Act to any purchaser in the initial distribution of the securities, each undersigned registrant undertakes that in a primary offering of securities of an undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)           Any preliminary prospectus or prospectus of an undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)          Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned registrant or used or referred to by an undersigned registrant;

(iii)         The portion of any other free writing prospectus relating to the offering containing material information about an undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

(iv)         Any other communication that is an offer in the offering made by an undersigned registrant to the purchaser.

(7)           That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(8)           That for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(9)           That for purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(10)         If offering debt securities, to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each registrant pursuant to the foregoing provisions, or otherwise, each registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of a registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Amendment No. 2 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Hong Kong, on the 27th day of December 2010.

HIGHWAY HOLDINGS LIMITED

By	/s/ Roland Kohl
Roland Kohl
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to registration statement on Form F-3 has been signed below by the following persons in the capacities indicated on the date indicated.

Signature	Title	Date

/s/ Roland Kohl	Chairman of the Board of Directors and Chief	December 27, 2010
Roland Kohl	Executive Officer (Principal Executive Officer)

/s/ Alan Chan	Chief Financial Officer and Treasurer (Principal	December 27, 2010
Alan Chan	Financial and Accounting Officer)

*	Director	December 27, 2010
Tiko Aharonov

*	Director	December 27, 2010
Uri Bernhard Oppenheimer

*	Director	December 27, 2010
Shlomo Tamir

*	Director	December 27, 2010
Kevin Yang Kuang Yu

*	Director	December 27, 2010
Irene Wong Ping Yim

	Director	December __, 2010
Brian Geary

*	Director	December 27, 2010
George Leung Wing Chan

*	Authorized Representative in United States	December 27, 2010
George Leung Wing Chan

*           By executing his name hereto, Roland Kohl is signing this Amendment No. 2 on behalf of the persons indicated above pursuant to the powers of attorney duly executed by such persons and filed with the Securities and Exchange Commission as part of the Registration Statement.

By:	/s/ Roland Kohl
Roland Kohl

EXHIBIT INDEX

Exhibit Number	Document Description

4.1	Memorandum and Articles of Association, as amended, of Highway Holdings Limited, as amended.(1)

4.2	Amendment to Memorandum and Articles of Association, as filed on January 20, 2003.(2)

4.3	Form of Amendment to Articles of Association.(3)

4.4	Form of Warrant Agreement for Common Shares, including form of Warrant.**

5.1	Opinion of Harney Westwood & Riegels.*

23.1	Consent of AGCA, Inc.*

23.2	Consent of Deloitte Touche Tohmatsu.*

23.3	Consent of Legal Experts (included in Exhibit 5.1).*

24.1	Power of Attorney (included in Part II of this Registration Statement).(4)

(1)	Incorporated by reference to Exhibit 1.1 of registrant’s Form 20-F for the year ended March 31, 2001.
(2)	Incorporated by reference to Exhibit 1.2 of registrant’s Form 20-F for the year ended March 31, 2002.
(3)	Incorporated by reference to Exhibit 1.3 of registrant’s Form 20-F for the year ended March 31, 2006.
(4)	Previously filed as an exhibit to this Registration Statement.

*  Filed with this registration statement.
**To be filed, if applicable, subsequent to the effectiveness of this registration statement (1) by an amendment to this registration statement or (2) as an exhibit to a Report on Form 6-K and incorporated herein by reference.